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                                                               Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Coast Dental Services, Inc. on Form S-1 of our reports relating to the financial statements of Coast Dental Services, Inc. and the combined financial statements of Richard J. Shawn DMD, P.A. dated October 7, 1996, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Tampa, Florida

October 7, 1996